151 Farmington Avenue            Susan E. Bryant
               Hartford, CT  06156              Counsel
                                                Law Division, RC4A
                                                Investments & Financial Services
                                                (860) 273-7834
                                                Fax:  (860) 273-8340

December 23, 1996




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Attention:  Filing Desk

Re: Variable Annuity Account B of Aetna Life Insurance and Annuity Company Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 File Nos. 33-76002 and 811-2512


Gentlemen:

As Counsel of Aetna Life Insurance and Annuity Company (the "Company"), I hereby consent to the use of my opinion dated February 28, 1996 (incorporated herein by reference to the 24f-2 Notice for the fiscal year ended December 31, 1995 filed on behalf of Variable Annuity Account B of Aetna Life Insurance and Annuity Company on February 29, 1996) as an exhibit to this Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 (File No. 33-76002) and to my being named under the caption "Legal Matters" therein.

Very truly yours,

/s/ Susan E. Bryant
-------------------

Susan E. Bryant
Counsel
Aetna Life Insurance and Annuity Company